UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 19, 2004

NaPro BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-243201	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W Boulder, Colorado 80301
(Address of principal executive offices and Zip Code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Item 7.   Financial Statements and Exhibits.

(c)           Exhibits.

No.	Description
99.1

NaPro BioTherapeutics, Inc. (the “Company”) presentation materials to be used by Al Renzi, the Company’s Vice President of Corporate Development, at the Partnering Forum of Molecular Medicine Tri Conference to be held in San Francisco, California on March 23, 2004 and to be used from time to time thereafter.

Item 9. Regulation FD Disclosure.

On March 23, 2004, Al Renzi, the Company’s Vice President of Corporate Development, will make a presentation at the Partnering Forum of Molecular Medicine Tri Conference to be held in San Francisco, California (the “Forum”).   A copy of the presentation materials that will be used at the Forum and which are to be used from time to time thereafter is filed as Exhibit 99.1 hereto.  The Company is not undertaking to update these presentation materials.  This report should not be deemed an admission as to the materiality of any information contained in the presentation materials. The information in this Item is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2004

NAPRO BIOTHERAPEUTICS, INC.

By:	/s/ Gordon Link
Gordon Link
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1

NaPro BioTherapeutics, Inc. presentation materials to be used by Al Renzi, the Company’s Vice President of Corporate Development, at the Partnering Forum of Molecular Medicine Tri Conference to be held in San Francisco, California on March 23, 2004 and to be used from time to time thereafter.